                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):       December 28, 2000


                                   PERVASIVE SOFTWARE INC.
                                   -----------------------
               (Exact Name of Registrant as Specified in Charter)


                Delaware                  0-23043          74-2693793
      -------------------------------   -----------    ------------------
      (State or Other Jurisdiction      (Commission       (IRS Employer
           of Incorporation)            File Number)   Identification No.)


      12365 Riata Trace Parkway, Building II, Austin, Texas    78727
      -----------------------------------------------------  -----------
      (Address of Principal Executive Offices)               (Zip Code)


      Company's telephone number, including area code:   (512) 231-6000


      -------------------------------------------------------------------
      (Former Name or Former Address, if Changed Since Last Report.)
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ITEM 5.   OTHER EVENTS

          Attached hereto as Exhibit 99 and incorporated herein by reference is the text of the press release of Pervasive Software Inc. (the "Registrant"), released on December 21, 2000. In its press release, the Registrant announced that its Board of Directors authorized the purchase from time to time of up to $5,000,000 of the Registrant's common stock. Such purchase will be made in the open market or in privately-negotiated transactions. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

          The Registrant also announced that it expects to report revenue from continuing operations of $10.2 million to $10.9 million with a diluted loss per share from continuing operations to be $0.05 to $0.09 per share for the second fiscal quarter ending December 31, 2000.


ITEM 7.   EXHIBITS.

          Exhibit
          Number    Description
          -------   -----------

          99.1 Pervasive Software Inc. Press Release issued December 21, 2000, regarding common stock repurchase plan.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PERVASIVE SOFTWARE INC.



Date:  December 28, 2000      By: /s/ RON HARRIS
                                  -------------------------------
                                  Ron Harris
                                  Chief Executive Officer
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                                 EXHIBIT INDEX



Exhibit
Number    Description
------    -----------

99.1      Pervasive Software Inc. Press Release issued December 21, 2000.